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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Innovative Solutions and Support, LLC, a Pennsylvania limited liability company
IS&S Delaware, Inc., a Delaware corporation
IS&S Holdings, Inc., a Delaware corporation
IS&S Aviation, Inc., a Delaware corporation

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT